COOPERATION AGREEMENT

This COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of June 21, 2024, by and among Spruce Power Holding Corporation, a Delaware corporation (the “Company”), on the one hand, and Clayton Capital Appreciation Fund, L.P. and Clayton Partners LLC (collectively, “Clayton”), on the other hand. The Company and Clayton are each herein referred to as a “party” and collectively, the “parties”. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 15 of this Agreement.

WHEREAS, on February 23, 2024, Clayton submitted notice of its intent to nominate two candidates (the “Nomination Notice”) for election to the Board of Directors of the Company (the “Board”) at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”);

WHEREAS, the Company and Clayton have determined to come to an agreement with respect to the composition of the Board and certain other matters, as provided in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.Board Composition and Related Matters.
(a)Effective upon the execution and delivery of this Agreement, Clayton hereby irrevocably withdraws
(i) the Nomination Notice and (ii) its demands made pursuant to Section 220 of the General Corporation Law of the State of Delaware, by letter dated May 7, 2024.
(b)Effective upon the execution and delivery of this Agreement, the Board shall increase the size of the Board from six (6) to seven (7) directors.
(c)Effective upon the execution and delivery of this Agreement, the Board shall take all action necessary to appoint Clara Nagy McBane (the “New Director”) to the Board to fill the directorship resulting from the increase in the size of the Board as set forth in Section 1(b) as a Class B director with a term expiring at the 2025 Annual Meeting and to hold office until her successor has been duly elected and qualified or until her earlier, death, resignation or removal. The Board shall also consider nominating the New Director for re-election to the Board at the 2025 Annual Meeting (the “2025 Annual Meeting”) in good faith and in the same manner the Board considers the nomination of all incumbent directors. If the Board determines not to nominate the New Director for re-election to the Board at the 2025 Annual Meeting, the Company shall provide notice (a “Non-Renomination Notice”) of such determination to Clayton no later than thirty (30) days prior to the deadline under Section 2.5 of the Bylaws (as defined below) for stockholders to deliver a notice of nomination of director candidates for election to the Board at the 2025 Annual Meeting.
(d)Concurrently with the appointment of the New Director, the Board and all applicable committees of the Board shall take all necessary actions to appoint the New Director to (i) the Nominating and Corporate Governance Committee of the Board and (ii) the Compensation Committee of the Board.
(e)The parties acknowledge that the New Director, upon election or appointment to the Board, will be subject to and governed by the same confidentiality, conflicts of interest, related person transactions, fiduciary duties, codes of conduct, trading and disclosure policies, and other governance guidelines and policies of the Company as other directors of the Company (collectively, “Company Policies”), and shall have the same rights and benefits, including with respect to insurance, indemnification, expense reimbursement, compensation and fees, as are applicable to all non-employee directors of the Company who are not serving as, and receiving additional compensation with respect to service as, the chairperson of a committee of the Board.
(f)If, at any time prior to the Termination Date, the New Director for any reason ceases to be a director, then (i) Clayton shall have the right to recommend three persons who each meet the standards and criteria applied by the Company in nominating and appointing independent directors to fill the resulting vacancy, (ii) unless the Board determines in good faith that taking the following action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, the Board shall promptly appoint one of the persons as a replacement director

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to the Board (any such replacement director appointed in accordance with this Section 1(f) shall be referred to as a “Replacement New Director”); provided that the appointment of any replacement director pursuant to this Section 1(f) shall be subject to the satisfactory completion of the Board’s customary due diligence process (including its review of a questionnaire for directors and director nominees, a background check and interviews). Effective upon the appointment of the Replacement New Director to the Board, such Replacement New Director will be considered a New Director for all purposes of this Agreement.

1.Voting Commitment. Until the Termination Date, Clayton shall, or shall cause its Representatives to, appear in person or by proxy at each Stockholder Meeting and to vote all shares of common stock of the Company, par value
$0.0001 per share (the “Common Stock”), beneficially owned by Clayton and which it is entitled to vote as of the record date for determining the stockholders entitled to vote at such Stockholder Meeting, in accordance with the Board’s recommendations with respect to all nominations and other proposals submitted to stockholders at such Stockholder Meeting; provided, however, that in the event Institutional Shareholder Services, Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) make voting recommendations that differ from the voting recommendation of the Board with respect to any Company proposal submitted to the stockholders at any Stockholder Meeting, Clayton shall be permitted to vote all or a portion of the shares of Common Stock it beneficially owns and which it is entitled to vote as of the record date for determining the stockholders entitled to vote at such Stockholder Meeting in accordance with ISS and Glass Lewis recommendations; and provided, further, that Clayton shall be permitted to vote in its sole discretion on any proposal of the Company in respect of any Extraordinary Transaction.

2.Standstill. Prior to the Termination Date, except as otherwise provided in this Agreement (including Section 9(a)), without the prior written consent of the Company, Clayton shall not, and shall cause its Representatives not to, directly or indirectly, in whole or in part:
(a)acquire, offer or seek to acquire, agree to acquire or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any voting securities of the Company (other than through a broad-based market basket or index) or any voting rights decoupled from the underlying voting securities which would result in the ownership or control of, or other beneficial ownership interest in, 14.9% or more of the then-outstanding shares of Common Stock in the aggregate;
(b)(i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination any person or persons for election at any Stockholder Meeting at which the Company’s directors are to be elected; (ii) initiate, encourage or participate in any solicitation of proxies in respect of any election contest or removal contest with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting; (iv) initiate, encourage or participate in any solicitation of proxies in respect of any stockholder proposal for consideration at, or other business brought before, any Stockholder Meeting; (v) call or seek to call, or request to call of, alone or in concert with others, any Stockholder Meeting, whether or not such a meeting is permitted by the Company’s Second Amended and Restated Certificate of Incorporation (as amended and as may be further amended from time to time, the “Certificate of Incorporation”) or the Amended and Restated Bylaws (as amended and as may be further amended from time to time, the “Bylaws”), including any “town hall meeting”; or (vi) initiate, encourage or participate in any “withhold,” “vote no” or similar campaign with respect to any Stockholder Meeting (other than in connection with an Extraordinary Transaction);
(c)form, join or in any way participate in any group or agreement of any kind with respect to any voting securities of the Company, including in connection with any election or removal contest with respect to the Company’s directors or any stockholder proposal or other business brought before any Stockholder Meeting;
(d)deposit any voting securities of the Company in any voting trust or subject any Company voting securities to any arrangement or agreement with respect to the voting thereof other than (i) this Agreement or (ii) granting proxies solicited by or on behalf of the Board;
(e)seek publicly, alone or in concert with others, to amend any provision of the Certificate of Incorporation or Bylaws;

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(f)demand an inspection of the Company’s books and records other than for purposes related to any proceeding permitted under Section 3(i);
(g)make any public proposal or private proposal (other than as permitted by clause (i)(B) of the proviso to this Section 3 below) with respect to: (A) any change in the number or term of directors serving on the Board, the removal of directors or the filling of any vacancies or newly created directorships on the Board, (B) any change in the capitalization or dividend policy or stock repurchase program of the Company, (C) any other change in the Company’s management, governance, corporate structure, business, strategy affairs or policies, (D) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or
(E) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g) of the Exchange Act;
(h)initiate, make or in any way participate, directly or indirectly, in any Extraordinary Transaction or make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement or disclosure regarding any such matter (for purposes of clarification, this provision does not impede or restrain Clayton from voting on any Extraordinary Transaction as it sees fit or from discussing any proposed Extraordinary Transaction with any person who contacts Clayton, unsolicited, about such Extraordinary Transaction, provided that Clayton does not encourage, solicit or promote the Extraordinary Transaction and any such unsolicited discussion is not required to be publicly disclosed);
(i)institute, solicit or join as a party any litigation, arbitration or other proceeding against or involving the Company or any of its subsidiaries or any of its or their respective current or former directors or officers (including derivative actions) other than any proceeding that Clayton reasonably determines involves fraud on the part of the Company; provided, however, that for the avoidance of doubt, the foregoing shall not prevent Clayton from (A) bringing litigation against the Company to enforce any provision of this Agreement instituted in accordance with and subject to Section 15, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against Clayton, or (C) responding to or complying with validly issued legal process;
(j)except as otherwise provided herein, enter into any discussions, negotiations, agreements, arrangements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, encourage or seek to persuade any Third Party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing;
(k)publicly request that the Company or the Board amend, modify or waive any provision of this Agreement (other than as permitted by clause (i)(B) of the proviso to this Section 3 below); or
(l)take any action challenging the validity or enforceability of this Section 3 or this Agreement unless the Company is challenging the validity or enforceability of this Agreement;

provided, however, that (i) the restrictions in this Section 3 shall not prevent, prohibit or restrict Clayton or its Representatives from making (A) any factual statement as required by applicable legal process, subpoena or legal requirement from any governmental authority with competent jurisdiction over the party from whom information is sought (so long as such request did not arise as a result of action by Clayton); (B) any private or confidential communication to or with the Board or any officer or director of the Company or legal counsel that are not intended to, and would not reasonably be expected to, trigger or require any public disclosure of such communications for any of the parties; or (C) communicating with investment advisory clients of Clayton, and investors in such clients, in a manner that (1) is consistent with ordinary course communications with clients and investors and is not for the purpose or with the effect of changing or influencing the control of the Company, (2) is not intended to result in any public dissemination, and (3) does not otherwise violate this Agreement, directly or indirectly, or any applicable law; and
(ii) the restrictions in this Section 3 shall not restrict Clayton or its Representatives from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as the other stockholders of the Company or from participating in any such transaction that has been approved by the Board, subject to the other terms of this Agreement. Clayton shall comply with the requirements of Section 13(d) of the Exchange Act, and upon reasonable written notice from the Company to Clayton, Clayton will confirm that it is in compliance with said requirements.

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2.Mutual Non-Disparagement. Prior to the Termination Date, each party hereby covenants and agrees that it shall not, and shall not permit any of its Representatives to, make any public statement that might reasonably be construed to be derogatory of, or constitute an ad hominem attack on, or otherwise disparage or defame the other party, the other party’s current or former directors in their capacity as such, officers or employees (including with respect to such persons’ service at the other party), the other party’s subsidiaries, or the business of the other party’s subsidiaries or any of its or its subsidiaries’ current directors, officers or employees, including the business and current or former directors, officers and employees of the other party’s controlled Affiliates, as applicable. The restrictions in this Section 4 shall not apply (i) in any compelled testimony or production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought, in each case, to the extent required, or (ii) to any disclosure that such party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules or regulations, including, without limitation, any reporting pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.

3.No Litigation. Prior to the Termination Date, each party hereby covenants and agrees that it shall not, and shall not permit any of its Representatives to, directly or indirectly, alone or in concert with others, encourage, threaten, initiate or pursue, or assist any other person to encourage, threaten, initiate or pursue, any lawsuit, claim or proceeding before any court (each, a “Legal Proceeding”) against the other party or any of its Representatives, except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement and (b) counterclaims with respect to any proceeding initiated by, or on behalf of one (1) party or its Affiliates against the other party or its Affiliates; provided, however, that the foregoing shall not prevent any party or any of its Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of or at the direct or indirect suggestion of such party or any of its Representatives; provided, further, that in the event any party or any of its Representatives receives such Legal Requirement, such party shall give prompt written notice of such Legal Requirement to the other party (except where such notice would be legally prohibited or not practicable). Each party represents and warrants that neither it nor any assignee has filed any lawsuit against the other party.

4.Public Statements; SEC Filings; Securities Laws.

(a)On the date of this Agreement, the Company shall issue a press release (the “Press Release”) that is mutually agreeable to the parties announcing this Agreement, substantially in the form attached hereto as Exhibit A. Prior to the issuance of the Press Release, no party shall issue any press release or public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other parties.
(b)No later than four (4) Business Days following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and appending this Agreement as an exhibit thereto (the “Form 8-K”). The Form 8-K shall be consistent with the terms of this Agreement and the Press Release. The Company shall provide Clayton with a reasonable opportunity to review and comment on the Form 8-K prior to the filing with the SEC and consider in good faith any comments of Clayton.
(c)Clayton acknowledges that it is aware, and will advise each of its Representatives who are informed as to the matters that are the subject of this Agreement, of the following: (i) the United States securities laws prohibit any person who directly or indirectly has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and (ii) the provisions of U.S. Securities and Exchange Commission Regulation Fair Disclosure (“Regulation FD”) requiring the public announcement of previously non-public material information if that information is disclosed to anyone who has not agreed to maintain the confidentiality of that information, and each such person agrees to take no action that would require the Company to make a public announcement pursuant to the requirements of Regulation FD.

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5.Representatives. Each party shall instruct its Representatives to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such Representatives. A breach of this Agreement by a Representative of a party, if such Representative is not a party to this Agreement, shall be deemed to occur if such Representative engages in conduct that would constitute a breach of this Agreement if such Representative was a party to the same extent as a party to this Agreement.
6.Representations and Warranties.

(a)Clayton represents and warrants that it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly executed and delivered by it, constitutes a valid and binding obligation and agreement of it and is enforceable against it in accordance with its terms. Clayton represents that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of it as currently in effect, the execution, delivery and performance of this Agreement by it does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it or
(ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which it is a party or by which it is bound.

(b)Clayton represents and warrants that, as of the date of this Agreement, it (i) beneficially owns an aggregate of 417,900 shares of Common Stock. Clayton represents and warrants that it has voting authority over such shares, (ii) does not beneficially own any other shares of capital stock of the Company (or any securities convertible into, or exchangeable or exercisable for, any shares of capital stock of the Company), any Synthetic Equity Interests or any Short Interests in the Company and (iii) has not entered into, directly or indirectly, any agreements, arrangements or understandings with any Third Party with respect to any potential transaction involving the Company or the voting or disposition of any securities of the Company (for purposes of clarification, this representation does not include discussions or communications regarding such matters that have not resulted in any agreement, arrangement or understanding (whether or not in writing)).
(c)The Company hereby represents and warrants that it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms. The Company represents that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Company as currently in effect, the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

7.Termination.

(a)Unless otherwise mutually agreed to in writing by each party, this Agreement shall remain in effect until the date that is the earlier of (i) the date Clayton receives a Non-Renomination Notice, (ii) immediately following the closing of the polls on the election of directors at the 2025 Annual Meeting of Stockholders, (iii) August 31, 2025 if the 2025 Annual Meeting of Stockholders has not been held by that date, and (iv) in the event that any party materially breaches this Agreement, the date that is thirty (30) calendar days following written notice

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of such breach from the non-breaching party, if such breach (if capable of being cured) has not been cured by such date, or, if impossible to cure within thirty (30) calendar days, such party has not taken substantive action to correct by such date (the effective date of termination, the “Termination Date”).
(b)If this Agreement is terminated in accordance with this Section 9, this Agreement shall forthwith become null and void, but no termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

(c)Notwithstanding anything to the contrary in this Agreement nor any termination of this Agreement, the provisions of Sections 7, 9, 10, 11, 12, 13 14, 15 and 16 shall survive the termination of this Agreement.
8.Mutual Releases.
(a)In exchange for the valuable consideration set forth above, Clayton, on behalf of itself and its predecessors, successors, officers, directors, trustees, members, employees, agents, and Representatives, hereby unconditionally and irrevocably release, acquit, and forever discharge the Company and its predecessors, successors, officers, directors, trustees, members, employees, agents, and Representatives of and from any and all manner of action or known actions, suits, causes or causes of action, in law or in equity or before any governmental agency, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs and expenses, of any nature whatsoever, real or potential, asserted or unasserted, fixed or contingent, liquidated or unliquidated, direct or indirect, known or unknown, relating to or arising out of any action, inaction, event or matter occurring prior to and including the date of this Agreement (collectively, “Claims”). The foregoing release shall not release (i) any rights or duties of the Company under this Agreement, (ii) any Claims or causes of action that Clayton may have for the enforcement or breach of any provision of this Agreement, or (iii) any Claims involving fraud on the part of the Company.
(b)In exchange for the valuable consideration set forth above, the Company, on behalf of itself and its predecessors, successors, officers, directors, trustees, members, employees, agents, and Representatives, hereby unconditionally and irrevocably release, acquit, and forever discharge Clayton and its predecessors, successors, officers, directors, trustees, members, employees, agents, and Representatives, of and from any and all Claims. The foregoing release shall not release (i) any rights or duties of Clayton under this Agreement, (ii) any Claims or causes of action that the Company may have for the enforcement or breach of any provision of this Agreement or (iii) any Claims involving fraud on the part of Clayton.
(c)Each party represents and warrants that such party has not heretofore transferred or assigned, or purported to transfer or assign, to any person any Claims herein released.
(d)Each party waives any and all rights (to the extent permitted by state law, federal law, principles of common law, or any other law) that may have the effect of limiting the releases in this Section 10. Without limiting the generality of the foregoing, each party acknowledges that there is a risk that the damages and costs that such party believes such party has suffered or will suffer may turn out to be other than or greater than those now known, suspected, or believed to be true. Facts on which each party has been relying in entering into this Agreement may later turn out to be other than or different from those now known, suspected, or believed to be true. Each party acknowledges that in entering into this Agreement, such party has expressed that such party agrees to accept the risk of any such possible unknown Claims. The parties acknowledge that they are aware of and familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” The parties hereby waive and relinquish all rights and benefits that they have under Section 1542 of the California Civil Code, or the law of any other country, territory, state or jurisdiction, or common law principle, to the same or similar effect.
(e)Each party acknowledges and agrees that the releases and covenants provided for in this Section 10 are binding, unconditional, and final as of the date hereof. Neither the execution nor delivery of this Agreement, nor compliance with its terms, shall constitute an admission of any fault or liability on the part of any of the parties. None of the parties admit liability of any sort and, in fact, all parties expressly deny any liability.

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3.Expenses. Within five (5) Business Days after the date that the Company receives reasonably satisfactory supporting documentation, the Company shall reimburse Clayton for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the subject matter of this Agreement; provided that such reimbursement shall not exceed $150,000 in the aggregate.

4.Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt; (b) upon sending if sent by email to the electronic mail addresses below (provided that the sender of such email does not receive an automatic and contemporaneous written notification of delivery failure); (c) one (1) Business Day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

If to the Company:
Spruce Power Holding Corporation 2000 S Colorado Blvd, Suite 2-825
Denver, Colorado 80222
Attn: Jonathan M. Norling, Chief Legal Officer Email: jnorling@sprucepower.com

If to Clayton:

Clayton Partners LLC
Clayton Capital Appreciation Fund, L.P. 31600 College Avenue, Suite 103 Berkley, California
Attn: Jason Stankowski
Email: jason@claytonpartners.com

with mandatory copies (which shall not constitute notice) to:
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center,
Boston, MA 02111
Attn: Matthew J. Gardella Email: MGardella@mintz.com
with mandatory copies (which shall not constitute notice) to:
Foley & Lardner LLP
777 East Wisconsin Avenue Milwaukee, WI 53202 Attn: Peter D. Fetzer
Email: pfetzer@foley.com

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9.Governing Law; Jurisdiction; Waiver of Jury Trials.
(a)This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any action of the Company or Clayton in the negotiation, administration, performance or enforcement hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
(b)Each Party irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement and any rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and any rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery does not have or declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”). Each Party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it shall not bring any action arising out of or relating to this Agreement in any court other than the Chosen Courts. Each Party hereby irrevocably waives, and agrees not to assert in any action or proceeding arising out of or relating to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any Chosen Court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in any Chosen Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts.
(c)EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(C).

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5.Specific Performance. Each party to this Agreement acknowledges and agree that a non-breaching party would be irreparably injured by an actual breach of this Agreement by another party or its Representatives and that monetary remedies may be inadequate to protect the parties against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the parties under this Agreement, each party (the “Moving Party”) shall be entitled to equitable relief by way of injunction or otherwise and specific performance of the provisions hereof without the necessity of posting a bond or other security, if a party or any of its Representatives breach or threaten to breach any provision of this Agreement, and the other party will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the non-breaching party.
6.Certain Definitions and Interpretations. As used in this Agreement:

(a)the terms “Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that at any time prior to the Termination Date become Affiliates or Associates of any applicable person or entity referred to in this Agreement; provided, however, that the term “Associate” shall refer only to Associates controlled by the Company or Clayton, as applicable; provided, further, that, for purposes of this Agreement, Clayton shall not be Affiliates or Associates of the Company and the Company shall not be an Affiliate or Associate of Clayton;

(b)the term “Annual Meeting” means each annual meeting of stockholders of the Company and any adjournment, postponement, rescheduling or continuation thereof;

(c)the terms “beneficial ownership,” “group,” “participant,” “person,” “proxy” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder, provided, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act;

(d)the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or obligated to be closed by applicable law;

(e)the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(f)the term “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, conversion business combination, financing, sale, recapitalization, restructuring, dividend, repurchase, distribution, spin-off or the sale or disposition of all or substantially all of the Company’s assets;

(g)the term “Representatives” means (A) a person’s Affiliates and Associates and (B) its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates (for purposes of clarification, this terms does not include any clients of Clayton that are not controlled by Clayton and does not include any passive investors in any client of Clayton);

(h)the term “SEC” means the U.S. Securities and Exchange Commission;

(i)the term “Short Interests” means any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company’s equity securities by, manage the risk of

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share price changes for, or increase or decrease the voting power of, such person with respect to the shares of any class or series of the Company’s equity securities, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company’s equity securities;

(j)the term “Stockholder Meeting” means each Annual Meeting or special meeting of stockholders of the Company and any adjournment, postponement, rescheduling or continuation thereof;

(k)the term “Synthetic Equity Interests” means any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such person, the purpose or effect of which is to give such person economic risk similar to ownership of equity securities of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company’s equity securities, or which derivative, swap or other transactions provide the opportunity to profit from any increase in the price or value of shares of any class or series of the Company’s equity securities, without regard to whether (A) the derivative, swap or other transactions convey any voting rights in such equity securities to such person; (B) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such equity securities; or (C) such person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions; and

(l)the term “Third Party” refers to any person that is not a party, a member of the Board, an officer of the Company, or legal counsel to any party. In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, without limitation;” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “or” is not exclusive; (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (v) whenever the context requires, the masculine gender shall include the feminine and neuter genders.

10.Miscellaneous.

(a)This Agreement, including all exhibits hereto, contains the entire agreement between the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b)This Agreement is solely for the benefit of the parties and is not enforceable by any other persons.

(c)This Agreement shall not be assignable by operation of law or otherwise by a party without the consent of the other parties. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each party.

(d)Neither the failure nor any delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(e)If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

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(f)Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party.
(g)This Agreement may be executed in one (1) or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

(h)Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

(i)The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

SPRUCE POWER HOLDING CORPORATION

By: /s/ Christopher Hayes
Name: Christopher Hayes
Title: Chief Executive Officer

Signature Page to Cooperation Agreement

IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

CLAYTON PARTNERS LLC

By: /s/ Jason Stankowski
Name: Jason Stankowski
Title: Managing Member of General Partner

CLAYTON CAPITAL APPRECIATION FUND, L.P.

By: /s/ Jason Stankowski
Name: Jason Stankowski
Title: Managing Member of General Partner

Signature Page to Cooperation Agreement

Exhibit A

Form of Press Release

[See Exhibit 99.1]